Filed Pursuant to Rule 424(b)(7)

Registration No. 333-281454

PROSPECTUS SUPPLEMENT

(To prospectus dated August 9, 2024)

RIOT PLATFORMS, INC.

8,200,000 Shares of Common Stock, No Par Value per Share

Offered by the Selling Stockholder

This prospectus supplement relates to the registration of the potential offer and resale by the Selling Stockholder (which term as used herein includes their respective permitted transferees or successors-in-interest), identified in this prospectus supplement, of up to 8,200,000 shares of common stock, no par value per share (the “Shares”), of Riot Platforms, Inc. (“we,” “us,” and “our”). We are issuing these Shares to the Selling Stockholder as part of the consideration for the acquisition by our wholly-owned subsidiary, Whinstone US, Inc. (“Whinstone”), of specific assets owned by Rhodium Encore LLC (together with its affiliates, “Rhodium”, and together with Whinstone, the “Parties”), and settlement of all disputes between the Parties (the “Rhodium Transaction”). Such Shares shall be issued pursuant to a Purchase and Sale Agreement, by and among us, the Parties, and the Selling Stockholder (the “Rhodium Agreement”). Such Shares shall be issued to the Selling Stockholder in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and are registering these Shares pursuant to certain registration rights granted to the Selling Stockholder under the Rhodium Agreement. For information regarding the Selling Stockholder, please see the section entitled “Selling Stockholder” on page S-13 of this prospectus supplement.

The Selling Stockholder may offer and sell or otherwise dispose of the Shares identified in this prospectus supplement from time to time through public or private transactions at market prices prevailing at the time of sale, at prices related to such market prices, at varying prices determined at the time of sale, at fixed prices or at negotiated prices. However, our registration of the offer and sale of the Shares covered by this prospectus supplement does not mean that the Selling Stockholder will offer or sell all or any of the Shares. The timing and amount of any sale is within the sole discretion of the Selling Stockholder, subject to certain restrictions. To the extent required, we will provide the specific terms of transactions in the Shares that may be offered by the Selling Stockholder under this prospectus supplement by providing supplements, including free writing prospectuses, to this prospectus supplement. We will pay for certain costs, expenses and fees relating to the registration of the offer and sale of the Shares for resale by the Selling Stockholder pursuant to this prospectus supplement. The Selling Stockholder, however, will pay any fees, discounts, concessions or commissions of any underwriters, broker-dealers or agents, and any certain other expenses incurred in connection with the sale or other disposition of the Shares by the Selling Stockholder. See the section entitled “Plan of Distribution” on page S-14 of this prospectus supplement for more information about how the Selling Stockholder may sell or dispose of the Shares.

We are not offering any Shares for sale under this prospectus supplement, and we will not receive any proceeds from sales of the Shares by the Selling Stockholder under this prospectus supplement.

Our common stock is traded on the Nasdaq Capital Market under the symbol “RIOT.”

As of April 24, 2025, there were 350,287,550 shares of our common stock issued and outstanding, and the last reported sales price for shares of our common stock was $7.79 per share.

Investing in our common stock involves a high degree of risk. Before making any investment decision regarding the Shares, you should read and carefully consider the risks described in the section entitled “Risk Factors” on page S-10 of this prospectus supplement, as well as under similar headings in the other documents we file with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference into this prospectus supplement. See the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” on pages S-17 and S-18 of this prospectus supplement, respectively, for more information regarding incorporation of information by reference in this prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful, adequate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 24, 2025.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of shares of our common stock and certain other matters relating to us. The second part is the accompanying prospectus dated August 9, 2024, which gives more general information about the securities that we may offer from time to time, some of which does not apply to this offering of shares of our common stock. Generally, when we refer to this prospectus, we are referring to both this prospectus supplement and the accompanying prospectus combined. The information in this prospectus supplement supersedes any inconsistent information included in the accompanying prospectus.

Except as the context otherwise requires, in this prospectus supplement and the accompanying prospectus, the terms “we,” “us,” “our,” “the Company” and “Riot Platforms” refer to Riot Platforms, Inc. and its consolidated subsidiaries. Unless otherwise indicated, all financial data in this prospectus supplement refer to continuing operations only.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement, any related free writing prospectus and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement, any related free writing prospectus and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement, the accompanying prospectus or any related free writing prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock offered under this prospectus. We are not making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.

You should read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus and the accompanying prospectus that we provide or make available to you before making your investment decision.

Neither we nor the Selling Stockholder have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus filed by us with the SEC. Neither we nor the Selling Stockholder take any responsibility for and can provide no assurance as to the reliability of, any information that others may give you. Neither we nor the Selling Stockholder are making an offer to sell the common stock in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement and any accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and any accompanying prospectus is delivered or securities are sold on a later date.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements concerning: our plans, strategies and objectives for future operations; integration of new equipment, systems, technologies, services or developments, the feasibility of developing the Company’s remaining power capacity for artificial intelligence (“AI”)/high-performance computing (“HPC”) uses, and the development and implementation of industrial-scale immersion-cooled Bitcoin Mining hardware at our Bitcoin Mining facilities in Kentucky and Texas; the anticipated demand for AI/HPC uses; future economic conditions, performance, or outlooks; future political conditions; the outcome of contingencies; potential acquisitions or divestitures; the number and value of Bitcoin rewards and transaction fees we earn from our Bitcoin mining operations; future self-mining hash rate capacity; timing of receipt and deployment of miners; expected cash flows or capital expenditures; our beliefs or expectations; activities, events or developments that we intend, expect, project, believe, or anticipate will or may occur in the future; and assumptions underlying or based upon any of the foregoing. Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions; however, forward-looking statements may be made without such terminology.

These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results and experiences to differ materially from anticipated results and expectations expressed in such forward-looking statements. We caution readers not to rely on any forward-looking statements, which speak only as of the date made. The following are some of the factors we believe could cause our actual results to differ materially from our historical results or our current expectations or projections:

●	our strategic decision to evaluate and leverage our remaining capacity for AI/HPC uses;
●	our strategic decision to continue Bitcoin Mining ties the success of our business to the success of Bitcoin, which is unpredictable and subject to factors largely outside of our control;
●	both the Bitcoin Mining and AI/HPC industries pose risks largely outside of our control, including, among others: our need for significant amounts of low-cost and reliable electricity; changes to laws and regulations; changes in the public perception of Bitcoin, AI, and HPC; our need for consistent, high-speed, and highly secure Internet connectivity; intense competition for the necessary infrastructure, personnel, material and components to support industrial-scale Bitcoin Mining operations; cybersecurity risks; and increased global competition for a power supply;
●	Bitcoin Mining revenue is highly variable due to, among other factors, largely unpredictable fluctuations in the price of Bitcoin, which has historically experienced significant price volatility, which significantly impairs our ability to make accurate projections about our business and future contingencies;
●	Bitcoin Mining, and our substantial investments in Bitcoin Mining infrastructure, is capital-intensive and we may not be able to access the capital we need to compete in our frequently evolving industry;
●	our Bitcoin Mining operations are concentrated in large-scale single facilities, and a natural disaster, unforeseen environmental issues, or other significant localized disruptions could severely impact our ability to operate, perhaps for extended periods;
●	disruptions, price increases, scarcity, persistent inflation and macroeconomic downturn could severely impair our operations, development and efforts to raise capital;

●	new regulations, including environmental regulations, could have an adverse effect on our access to power, land, water and other resources necessary for our operations, as well as on public perception of Bitcoin and Bitcoin mining, which could adversely affect our access to capital;
●	factors largely outside of our control could impede our ability to successfully integrate new acquisitions, execute on our expansion developments or carry out our other strategic goals;
●	recent changes in Nevada law could adversely affect the availability of directors’ and officers’ insurance, or make insurance premiums unreasonable, exposing us to additional indemnification risks and potentially impacting our ability to attract and retain key executive talent, which could place us at a disadvantage to competitors not domiciled in Nevada;
●	we could be negatively impacted by a security breach, through cyber-attack, cyber-intrusion, insider threats or otherwise, or other significant disruption of our information technology networks and related systems, despite our efforts to protect against such events;
●	our reputation and ability to do business may be impacted by the improper conduct of our employees, agents or business partners, as well as the actions of third parties engaged in our industry; and
●	the outcome of litigation and other disputes in which we are involved from time to time is unpredictable, and an adverse decision in any such matter could have a material adverse effect on our financial condition, results of operations, cash flows and equity.

Additional details and discussions concerning some of the various risks, factors and uncertainties that could cause future results to differ materially from those expressed or implied in our forward-looking statements are set forth in this prospectus supplement under the heading “Risk Factors“ on page S-10 of this prospectus supplement, and under Part I, Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K, as updated, supplemented, and amended by our subsequent disclosures contained in the reports and other filings we make with the SEC, which are incorporated by reference into this prospectus supplement. For more information on these filings and the other disclosures incorporated by reference into this prospectus supplement, please see the sections herein entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on pages S-17 and S-18, of this prospectus supplement, respectively. The risks, factors and uncertainties disclosed herein and in our other filings are not exhaustive. Additional risks and uncertainties not known to us or that we currently believe not to be material may adversely impact our business, financial condition, results of operations, cash flows and equity. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Should any risks or uncertainties develop into actual events, these developments could have a material adverse effect on our business, financial condition, results of operations, cash flows and equity.

Accordingly, you should read this prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus supplement speak only as of the date of this prospectus supplement and the forward-looking statements incorporated by reference in this prospectus supplement speak only as of the date made and, unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. You should carefully read the entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, including the risks of investing in our securities discussed under the heading “Risk Factors” in this prospectus supplement, and those contained under Part I, Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K, as updated, supplemented, and amended by our subsequent disclosures contained in the reports and other filings we make with the SEC, which are incorporated by reference into this prospectus supplement. You should also carefully read the other information incorporated by reference into this prospectus supplement, including our financial statements, and the exhibits to the registration statement of which this prospectus supplement forms a part.

About Riot Platforms

We are a vertically-integrated Bitcoin mining company principally engaged in enhancing our power infrastructure to mine Bitcoin in support of the Bitcoin blockchain. We are also exploring the feasibility of developing a portion of our power capacity for AI/HPC uses.

Bitcoin Mining

We provide comprehensive and critical infrastructure for institutional-scale Bitcoin mining at our large-scale Bitcoin Mining facilities in Rockdale, Texas (the “Rockdale Facility”), Navarro County, Texas (the “Corsicana Facility”), and two Bitcoin mining sites in Kentucky (the “Kentucky Facility” and, together with the Rockdale Facility and the Corsicana Facility, our “Facilities”). The Rockdale Facility is believed to be one of the largest Bitcoin Mining facility in North America, as measured by developed capacity. During 2024, we completed Phase I of development of the Corsicana Facility, a second large-scale Bitcoin Mining facility, currently equipped to provide up to 400 megawatts (“MW”) of capacity for our Bitcoin Mining. Upon completion, the Corsicana Facility is expected to have approximately one gigawatt (“GW”) of operational capacity available for our business purposes. Additionally, in 2024, we completed a transaction to acquire Block Mining, Inc. (“Block”), a Kentucky-based vertically-integrated Bitcoin miner expanding our Facilities to include two operational sites in Kentucky, totaling 60 MW of operational capacity with potential to expand up to 155 MW. We intend to expand the two Block sites, targeting 110 MW for self-mining operations in 2025. Through our acquisition of Block, we also own a greenfield expansion opportunity, adjacent to an existing substation, presenting us with the ability to develop 60 MW of additional capacity, and the potential to expand up to 150 MW.

AI/HPC Evaluation

Our current focus is evaluating the feasibility of developing the approximately 600 MW of remaining power capacity at the Corsicana Facility for AI/HPC uses with the goal of maximizing the potential of our assets, and enhancing our Bitcoin Mining operations.

We operate in an environment which is frequently evolving based on the proliferation of Bitcoin and cryptocurrencies in general. We have determined that it is in the best interest of our business to undertake a formal process to evaluate the feasibility of developing the approximately 600 MW of remaining power capacity at the Corsicana Facility for AI/HPC uses with the goal of maximizing the potential of our assets. We have engaged a leading consultant in the data center industry to conduct a feasibility assessment of the Corsicana Facility. The feasibility assessment identified several factors which make the Corsicana Facility an attractive asset to serve potential AI/HPC tenants. A significant component of our overall business strategy is to effectively and efficiently allocate capital between opportunities that generate the highest return on investment.

Business Segments

We operate in two reportable business segments: Bitcoin Mining and Engineering, which are organized based on purpose and services performed. Each of our business segments is further discussed herein.

Bitcoin Mining

As of December 31, 2024, our Bitcoin Mining business segment had a total deployed hash rate of 31.5 exahash per second (“EH/s”), as compared to a total deployed hash rate of 12.4 EH/s as of December 31, 2023. In 2024, we mined 4,828 Bitcoin, which represented a decrease of 27.1% compared to the 6,626 Bitcoin we mined in 2023. Due to our institutional-grade scale, we typically express our hash rate in terms of EH/s, with one EH/s representing one quintillion (1,000,000,000,000,000,000) secure hashing algorithm calculations per second.

As of June 23, 2023, we entered into a master purchase and sale agreement (as amended, the “Master Agreement”) with MicroBT Electronics Technology Co., LTD, through its manufacturing affiliate, SuperAcme Technology (Hong Kong) Limited (collectively “MicroBT”), a leading manufacturer of Bitcoin miners, to secure the long-term supply of state-of-the-art immersion miners from MicroBT, all of which are being manufactured in the United States. Pursuant to the Master

Agreement, MicroBT agreed to provide us with ready access to its newest and most powerful miners, at their most competitive prices. Through December 31, 2024, we executed three purchase orders under the Master Agreement to acquire miners with a total hash rate of 31.4 EH/s, for a total purchase price of approximately $550.1 million. Delivery of the MicroBT miners initially began in the fourth quarter of 2023 and will be completed in monthly batches according to the delivery schedules specified under the applicable purchase order. All miners are expected to be received and deployed by mid-2025. Upon full deployment of these state-of-the-art MicroBT miners, we anticipate a total self-mining hash rate capacity of 38.4 EH/s. We have four additional annual options to purchase miners, on the same or more favorable terms as the second purchase order executed under the Master Agreement, through December 31, 2027 which may be further extended by the production and delivery schedule of any additional purchase orders executed under the Master Agreement. These additional miners represent a total hash rate of approximately 75.0 EH/s, assuming we exercise of all four annual purchase options.

Engineering

Our Engineering business segment designs and manufactures power distribution equipment and custom engineered electrical products that provide us with the ability to vertically integrate many of the critical electrical components and engineering services necessary for the Corsicana Facility development and Rockdale Facility expansion. This integration helps reduce our execution and counter-party risk in our ongoing and future expansion projects. The specialized talent employed in our Engineering business segment also allows us the opportunity to explore new methods to optimize and develop best-in-class Bitcoin Mining operations and has been instrumental in the development of our industrial-scale immersion-cooled Bitcoin Mining hardware.

Our Engineering business segment also provides electricity distribution product design, manufacturing, and installation services primarily focused on large-scale commercial and governmental customers and serves a broad scope of clients across a wide range of markets including data center, power generation, utility, water, industrial, and alternative energy. Products are custom built to client and industry specifications.

In December 2024, we acquired E4A Solutions, LLC, a leading provider of electrical engineering services to a diverse customer base of energy developers and data center operators. This acquisition adds to our vertically integrated strategy by adding engineering expertise to service our own existing and future electrical infrastructure as well as provide solutions and services to the rapidly growing market for electrical infrastructure.

Block Mining Acquisition

In July 2024, we acquired Block, a Kentucky-based vertically-integrated Bitcoin miner for an aggregate purchase price of $92.5 million (the “Acquisition”), consisting of approximately $13.5 million in cash (adjusted for net working capital acquired and other items, excluding the payoff of debt of $5.0 million, which was accounted for as a transaction separate from the acquisition) and 7,240,623 shares of Riot’s common stock, no par value per share, issuable to the sellers in connection with closing, at $10.22 per share (calculated based on the twenty-trading-day volume-weighted average price (“VWAP”) of the shares as of July 18, 2024). Following closing, the sellers may also be entitled to receive a maximum of $32.5 million in additional earn-out payments in connection with the Acquisition, subject to the satisfaction of certain milestones related to executing the additional power purchase agreements to add additional power capacity for Bitcoin Mining in Kentucky for the 2024 and 2025 calendar years. Such earn-out payments may be payable in the form of cash, shares, or a mixture of cash and shares, at the sellers’ election, with the number of shares to be issued (if any) calculated based on the twenty-trading-day VWAP of the shares as of the date such earn-out payments are determined.

The issuance of shares in connection with the Acquisition will be made in accordance with the terms and subject to the conditions set forth in the Acquisition agreement and in reliance on the private offering exemption of Section 4(a)(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder. The issuance and sale of the shares is not being conducted in connection with a public offering, and no public solicitation or advertisement will be made or relied upon in connection with the issuance of the shares.

The Corsicana Facility

In 2022, we initiated development of a second large-scale Bitcoin Mining facility on a 265-acre site in Navarro County, Texas outside of Corsicana, Texas. Once complete, we expect the Corsicana Facility to have one GW of developed capacity for Bitcoin Mining operations, with 200 MW of additional capacity available for development at the Company’s discretion.

Phase I of the development of the Corsicana Facility involved the construction of 400 MW of immersion-cooled Bitcoin Mining infrastructure, as well as a high-voltage power substation and transmission facilities to supply power and water to the facility. Construction of Phase I was completed during the year ended December 31, 2024. We are currently evaluating the feasibility of developing the approximately 600 MW of remaining power capacity at the Corsicana Facility for AI/HPC operations. The initial feasibility study identified several factors which make the Corsicana Facility an attractive asset to serve potential AI/HPC tenants.

Delivery of miners to the Corsicana Facility, for deployment in immersion cooling systems, began in 2023, and all miners under MicroBT purchase orders are expected to be received and deployed by mid-2025.

The Rockdale Facility

Whinstone owns and operates the Rockdale Facility, a Bitcoin Mining facility located in Rockdale, Texas, which is among the largest in North America. The Rockdale Facility provides us with a self-owned facility where we deploy our Bitcoin miners and carry out strategic expansion initiatives.

The Rockdale Facility originally consisted of three purpose-built Bitcoin Mining structures, totaling approximately 190,000 square feet of finished space and 300 MW of fully developed electrical power capacity for Bitcoin Mining. As of the date of this prospectus supplement, we have finalized our expansion and added approximately 400 MW to the Rockdale Facility, bringing its total developed capacity to 700 MW of electrical power. Such electrical power is supplied to the Rockdale Facility pursuant to a long-term power supply agreement. The Rockdale Facility is subject to a long-term ground lease agreement with an initial term of ten years, followed by three ten-year renewal periods at our option, unless terminated earlier.

We believe deploying our miners at the expanded Rockdale Facility has many advantages for our Bitcoin Mining operations, including allowing us to operate our miners without incurring third-party co-location services fees and to do so at the fixed low energy costs available to the Rockdale Facility under its long-term power supply agreement.

The Kentucky Facility

Block, our wholly owned subsidiary, maintains two operational sites, both in Kentucky, totaling 60 MW of operational capacity with potential to expand up to 155 MW. Riot intends to expand Block’s two sites, targeting 110 MW for self-mining operations in 2025.

Additionally, Block owns a greenfield expansion opportunity also in Kentucky and adjacent to an existing substation, presenting an opportunity to develop 60 MW and with potential to expand to 150 MW. Block’s sites are serviced by various power companies including the Tennessee Valley Authority and Big Rivers Electric Corporation in the Midcontinent Independent System Operator (“MISO”) region. MISO facilitates one of the world’s largest energy markets and offers four demand response programs allowing users to employ a sophisticated power strategy. We can expand Block’s operating capacity up to 110 MW under existing agreements and Block has identified a pipeline that could bring operations in Kentucky to an aggregate of over 300 MW across three sites, subject to executing requisite power purchase agreements.

Recent Developments

On April 22, 2025, we entered into a credit agreement (the “Credit Agreement”) with Coinbase Credit, Inc. (the “Lender”) as lender, collateral agent, and administrative agent. Pursuant to terms of the Credit Agreement, Lender shall provide the Company with a multiple drawdown secured term loan facility in an aggregate principal amount of up to $100 million (the

“Loan”). The Loan provides for up to three drawdowns during the availability period ending two calendar months after the date of the Credit Agreement, and matures 364 days from the date of the Credit Agreement, subject to a one-time extension of an additional 364 days at the discretion of the Lender. The Company’s obligations under the Credit Agreement are guaranteed by a pledge of the Company’s assets, including Bitcoin, USDC and cash, held in the custody of Coinbase Custody Trust Company, LLC.

Corporate Information

Our principal executive offices are located at 3855 Ambrosia Street, Suite 301, Castle Rock, CO 80109, and our telephone number is (303) 794-2000. Our website address is www.riotplatforms.com. The information contained on, or accessible through, our website is not part of this prospectus supplement.

The Offering

Number of Shares of Common Stock, No Par Value per Share, Being Offered by the Selling Stockholder:	8,200,000

Number of Shares of Common Stock, No Par Value per Share, Outstanding Immediately Prior to and After this Offering:	350,287,550 (1)

Selling Stockholder:	Rhodium 2.0 LLC

Plan of Distribution:	See “Plan of Distribution” on page S-14 of this prospectus supplement.

Use of Proceeds:

All proceeds from the sales of the Shares pursuant to this prospectus supplement will go to the Selling Stockholder. We will not receive any proceeds from the sale of the Shares by the Selling Stockholder.

Risk Factors:

Investing in our securities involves a high degree of risk. Before making any investment decision regarding our common stock, you should read and carefully consider the “Cautionary Note Regarding Forward-Looking Statements” beginning on page S-2 of this prospectus supplement and the risks described in the section “Risk Factors” beginning on page S-10 of this prospectus supplement and any applicable free-writing prospectus, as well as those in our most recent Annual Report on Form 10-K filed with the SEC, as updated, supplemented, and amended by our subsequent disclosures contained in the reports and other filings we make with the SEC, which are incorporated by reference into this prospectus.

Primary Market for Our Securities:	Nasdaq Capital Market.

The Nasdaq Capital Market Trading Symbol:	“RIOT”

(1)	As of April 24, 2025.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the “Cautionary Note Regarding Forward-Looking Statements” beginning on page S-2 of this prospectus supplement and the risks, uncertainties and other factors described under Part I, Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K, as updated, supplemented, and amended by our subsequent disclosures in the reports and in the other filings we make with the SEC, which are incorporated by reference into this prospectus supplement. In addition, we have identified the risks, factors and uncertainties relating to the offering of our common stock pursuant to this prospectus supplement described below and elsewhere throughout this prospectus.

The risks, uncertainties and other factors discussed in the foregoing filings are not exhaustive. Additional risks and uncertainties not known to us or that we currently believe not to be material may adversely impact our business, financial condition, results of operations, cash flows and equity. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from our expectations. Should any of these risks or uncertainties develop into actual events, they could have a material adverse effect on our business, financial condition, results of operations, cash flows and equity.

For more information regarding the incorporation of information herein by reference and the filings we make with the SEC, please see the sections “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on pages S-17 and S-18 of this prospectus supplement, respectively.

DESCRIPTION OF COMMON STOCK

The following description of our common stock is not complete and may not contain all the information you should consider before investing in the shares of our common stock offered pursuant to this prospectus. This description is summarized from, and qualified in its entirety by reference to, our Articles of Incorporation, as amended, our Bylaws, as amended, and the certificates of designation related to our designated preferred stock, which have been filed with the SEC, as well as the applicable provisions of the Nevada Revised Statutes Chapter 78 and the associated provisions of the Nevada Administrative Code. See the sections “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on pages S-17 and S-18 of this prospectus supplement, respectively.

Our authorized capital stock consists of: (i) 680,000,000 shares of common stock, no par value per share; and (ii) 15,000,000 shares of “blank check” preferred stock, no par value per share, including (a) 2,000,000 shares of preferred stock designated as “2% Series A Convertible Preferred Stock” and (b) 1,750,001 shares of preferred stock designated as “0% Series B Convertible Preferred Stock.” As of April 24, 2025, there were 350,287,550 shares of our common stock, no par value per share, outstanding, no shares of our 2% Series A Convertible Preferred Stock outstanding, and no shares of our 0% Series B Convertible Preferred Stock outstanding. As of the date of this prospectus supplement, only our common stock is registered pursuant to Section 12 of the Exchange Act, and only shares of our common stock are being offered for sale pursuant to this prospectus.

Common Stock

Listing. Shares of our common stock are listed on the Nasdaq Capital Market under the trading symbol “RIOT”.

Voting Rights. Holders of shares of our common stock are entitled to one vote for each share of common stock standing in such stockholder’s name on the records of the Company on all matters submitted to a stockholder vote, with no cumulative voting rights. Except as otherwise provided in our Articles of Incorporation, Bylaws, the rules of any stock exchange applicable to us, applicable provisions of the Nevada Revised Statutes, or any other applicable law or regulations, each matter submitted to a stockholder vote at a duly called or convened meeting at which a quorum is present shall be approved if the number of votes cast in favor of the action exceeds the number of votes cast against the action (excluding abstentions and broker non-votes) on such matter. See the section entitled “Corporate Governance” on page S-11 of this prospectus supplement for further details regarding the voting rights of our common stock.

Conversion and Redemption Rights. Shares of our common stock have no conversionary rights and are not subject to any rights of redemption by operation of a sinking fund or otherwise.

Dividend Rights. Subject to any preferential rights of holders of our preferred stock, if any, or any restrictions on the payments of dividends imposed under the terms of our indebtedness, if any, holders of our common stock shall be entitled to receive their pro rata shares of such dividends as may be declared from time to time by our board of directors, in its discretion, from legally available funds, based upon such holders’ proportionate ownership of the shares of our capital stock outstanding at the time such dividends are declared.

Liquidation Rights. Subject to any preferential rights of holders of our preferred stock, if any, in the event of a liquidation, dissolution or winding up of the Company, holders of our common stock shall be entitled to participate pro rata in all assets of the Company that remain after payment of the Company’s liabilities, including satisfaction of all indebtedness of the Company then outstanding, based upon such holders’ proportionate ownership of the shares of our capital stock then outstanding.

Preemptive Rights. Shares of our common stock have no pre-emptive rights to purchase or subscribe for any of our capital stock or other securities. Thus, if additional shares of our common stock are issued, the current holders of our common stock will own a proportionately smaller interest in a larger number of outstanding shares of common stock to the extent that they do not participate in the additional issuance.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Equiniti Trust Corporation.

Corporate Governance

Number of Directors; Filling Vacancies; Removal. Our Articles of Incorporation and Bylaws provide that our business and affairs are managed by our board of directors. Our Bylaws provide that the board of directors consists of such number of directors as is determined by a resolution adopted by the board of directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. In addition, our Bylaws provide that any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled solely by the affirmative vote of a majority of the remaining directors then in office and entitled to vote, even though that may be less than a quorum of the board of directors.

Director Elections and Terms of Office. Our Bylaws provide for election of nominees to our board of directors by plurality vote of our stockholders present and entitled to vote at a meeting of our stockholders called for the purpose of electing nominees to serve on our board of directors. Therefore, those nominees for our board of directors receiving the most affirmative votes at a given stockholders’ meeting shall be elected as directors for the applicable term. Once elected, directors serve until the end of the term of office and their successor has been duly qualified to serve and elected by our stockholders, or his or her earlier death, resignation or removal.

Classified Board of Directors. Our Bylaws provide for a classified board of directors consisting of three classes of directors serving staggered three-year terms, and each year our stockholders elect one class of our directors. We believe that a classified board and corresponding terms ensure that at any given time the majority of the directors will have a deep knowledge of the Company and a firm understanding of its goals, and it allows for continuity and stability of the Board, promoting the balance of long-term and short-term interests of the Company and its stockholders. A classified Board remains accountable to the Company’s stockholders as directors continue to have fiduciary responsibilities.

Quorum for Conducting Business. Our Bylaws provide that, to conduct business at a meeting of our stockholders, holders of shares representing at least one-third of the issued and outstanding shares of our capital stock entitled to vote at such meeting, whether represented in person or by proxy, must be present to establish a quorum.

Exclusive Forum. Article X of our Bylaws, provides that, to the fullest extent permitted by law, and unless we consent in writing to the selection of an alternative forum, (i) a state court located within the State of Nevada shall be the sole and exclusive forum for: (a) any derivative action, suit or proceeding brought on behalf of the Company; (b) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the

Company to the Company or the Company’s stockholders; (c) any action, suit or proceeding arising pursuant to any provision of the Nevada Revised Statutes or the Company’s Articles of Incorporation or Bylaws (as either may be amended from time to time); or (d) any action, suit or proceeding asserting a claim against the Company or any director, officer or other employee of the Company governed by the internal affairs doctrine; and (ii) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. Any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to this forum selection clause.

By its terms, the forum selection clause in our Bylaws applies to the foregoing claims to the fullest extent permitted by law. We believe the choice-of-forum provision in our Bylaws will help provide for the orderly, efficient, and cost-effective resolution of legal issues affecting us by designating courts located in the State of Nevada as the exclusive forum for cases involving such issues. However, this provision may limit a stockholder’s ability to bring a claim in a judicial forum that it believes to be favorable for disputes with us or our directors, officers, employees, or agents, which may discourage such actions against us and our directors, officers, employees, and agents.

Nevada Anti-Takeover Statutes. Certain provisions of Nevada law described below may make us a less attractive candidate for acquisition, which may adversely impact the value of the shares of our capital stock held by our stockholders. We have not opted out of these provisions in our Articles of Incorporation or Bylaws, as permitted under the Nevada Revised Statutes.

Business Combinations

Nevada Revised Statutes Sections 78.411 through 78.444 (the “Nevada Combination with Interested Stockholders Statute”) generally prohibit “combinations” including mergers, consolidations, sales and leases of assets, issuances of securities and similar transactions by a Nevada corporation having a requisite number of stockholders of record (of which we are one) with any person who beneficially owns (or any affiliate or associate of the Company who within the previous two years owned), directly or indirectly, 10% or more of the voting power of the outstanding voting shares of the Company (an “interested stockholder”), within two years after such person first became an interested stockholder unless (i) the board of directors of the Company approved the combination or transaction by which the person first became an interested stockholder before the person first became an interested stockholder or (ii) the board of directors of the Company has approved the combination in question and, at or after that time, such combination is approved at an annual or special meeting of the stockholders of the target corporation, and not by written consent, by the affirmative vote of holders of stock representing at least 60% of the outstanding voting power of the target corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder. The Nevada Combination with Interested Stockholders Statute does not apply to combinations with an interested stockholder after the expiration of four years from when the person first became an interested stockholder.

Control Shares

Nevada Revised Statutes Sections 78.378 to 78.3793 (the “Nevada Control Share Statute”), to the extent applicable, could impede certain control transactions wherein an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other stockholders at a meeting. With certain exceptions, an acquiring person is one who newly acquires or offers to newly acquire (including in multiple transactions over time, such as in a “creeping acquisition”) a “controlling interest” in the corporation, defined as (i) one-fifth but less than one-third; (ii) one-third but less than a majority; or (iii) a majority of voting power of the corporation in the election of directors. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The Nevada Control Share Statute covers not only the acquiring person but also any persons acting in association with the acquiring person.

The Nevada Control Share Statute applies to any corporation domiciled in Nevada that has 200 or more stockholders of record, at least 100 of whom have had addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding such date; and that does business in Nevada directly or through an affiliated corporation. We do not currently have 100 stockholders of record domiciled in Nevada and we do not conduct business, directly or indirectly, in Nevada. However, because we have not elected out of the application of the Nevada Control Share Statute in our Articles of Incorporation or Bylaws, as permitted by Nevada law, the Nevada Control Share Statute could apply to us in the future if we met the foregoing conditions to its applicability.

Dividend Policy. We have not historically declared or paid any cash dividends on our common stock, and, as of the date of this prospectus supplement, we do not have current plans to declare any cash dividends in the near future. Any future determination to pay dividends will be at the discretion of our board of directors.

SELLING STOCKHOLDER

This prospectus supplement relates to the offer and sale from time to time by the Selling Stockholder, identified below, of up to 8,200,000 Shares of our common stock. The Shares that will be made available for resale by the Selling Stockholder will be issued as part of the consideration to be paid the Selling Stockholder for the Rhodium Transaction pursuant to the Rhodium Agreement.

Shares will be issued to the Selling Stockholder upon execution of the Rhodium Agreement. Pursuant to the terms of the Rhodium Agreement, we agreed, among other things, to register for resale up to 8,200,000 Shares of our common stock following the grant and vesting of such Shares, in a manner acceptable to Rhodium, the issuance of which is made in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act. The number of Shares that will be issued to Rhodium shall be priced upon execution of the Rhodium Agreement using the 10 trading day volume-weighted average price immediately prior to the date of execution. Accordingly, we are filing this prospectus supplement to register the offering and sale of up to 8,200,000 Shares of our common stock to be issued to the Selling Stockholder for resale by the Selling Stockholder.

We will not receive any proceeds from the sale of the Shares by the Selling Stockholder.

The following table sets forth, as of the date of this prospectus supplement: (i) the name of the Selling Stockholder; (ii) the number of Shares held of record or beneficially owned by the Selling Stockholder (as determined below); and (iii) the number of Shares that may be sold or otherwise disposed of under this prospectus supplement by the Selling Stockholder. In accordance with Rule 13d-3(d)(1) under the Exchange Act, beneficial ownership includes all shares of common stock held as of the date of this prospectus supplement, plus any securities held by the holder exercisable for or convertible into shares within sixty (60) days after April 24, 2025. The inclusion of any Shares in this table does not constitute an admission of beneficial ownership by the Selling Stockholder named below.

We do not know when or in what amounts the Selling Stockholder may sell or otherwise dispose of the Shares covered by this prospectus supplement, if any. The Selling Stockholder may decide not to sell or otherwise dispose of any or all of the Shares available to be offered pursuant to this prospectus supplement and may sell or otherwise dispose of Shares covered hereby in transactions exempt from the registration requirements of the Securities Act. Because the Selling Stockholder may sell or otherwise dispose of some, all or none of the Shares covered by this prospectus supplement, and because we are not, as of the date of this prospectus supplement, aware of any agreements, arrangements or understandings between the Selling Stockholder and any underwriters, brokers, or other sales agents with respect to the sale of any of Shares, we cannot estimate the number of Shares of common stock that will be held by the Selling Stockholder after completion of the offering contemplated by this prospectus supplement. However, for purposes of the following table only, we have assumed that the Selling Stockholder will sell all of the Shares pursuant to this prospectus supplement.

Name of Selling Stockholder (1)	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Shares Beneficially Owned After the Offering
	Shares	Percentage		Shares	Percentage
Rhodium 2.0 LLC	0	*	8,200,000(2)	8,200,000(2)	*

*	Represents less than 1.0% of the total issued and outstanding shares of our common stock, based on 350,287,550 shares issued and outstanding as of April 24, 2025.

(1)

With respect to a particular offering of the Shares held by the Selling Stockholder, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth information concerning the named Selling Stockholder or future permitted successors in interest of such Selling Stockholder and any material changes to the plan of distribution from the description in this prospectus supplement.

(2)

Pursuant to the terms of the Rhodium Agreement, we agreed, among other things, to register for resale up to 8,200,000 Shares of our common stock. However, the exact number of Shares to be issued to the Selling Stockholder upon execution of the Rhodium Agreement will be based on $49,000,000 worth of Shares, which shall be priced upon execution of the Rhodium Agreement using the preceding 10 trading day volume-weighted average Share price immediately prior to the date of execution.

USE OF PROCEEDS

All of the Shares that may be offered by the Selling Stockholder pursuant to this prospectus supplement will be sold by the Selling Stockholder for their own account and we will not receive any proceeds from the sale of the Shares by the Selling Stockholder.

We will pay certain costs, expenses and fees relating to the registration of the Shares for resale by the Selling Stockholder pursuant to this prospectus supplement. The Selling Stockholder, however, will pay any fees, discounts, concessions or commissions of any underwriters, broker-dealers or agents, and certain other expenses incurred in connection with the sale or other disposition of the Shares by the Selling Stockholder.

PLAN OF DISTRIBUTION

The Shares covered by this prospectus supplement may be offered and sold from time to time in one or more transactions by the Selling Stockholder. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The Selling Stockholder may use any one or more of the following methods when selling the Shares covered under this prospectus supplement:

●	underwritten transactions (including sales to or through underwriters);
●	privately negotiated transactions;
●	exchange distributions and/or secondary distributions;
●	sales through agents;
●	sales in the over-the-counter market;
●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
●	sales through broker-dealers or other agents;
●	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus supplement;
●	short sales and delivery of the Shares to close out short positions;
●	sales by broker-dealers of the Shares that are loaned or pledged to such broker-dealers;

●	any other method permitted pursuant to applicable law; and
●	a combination of any methods of sale described above.

The Shares covered by this prospectus supplement may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

The Selling Stockholder may also sell the Shares under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus supplement.

We will bear certain fees and expenses incident to our obligation to register the Shares.

Offers to purchase the Shares being offered by this prospectus supplement may be solicited directly. Agents may also be designated to solicit offers to purchase the Shares from time to time.

To the extent required, this prospectus supplement may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the Shares, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholder may also sell the common stock short and redeliver the Shares of the common stock to close out such short positions. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the Shares of common stock offered by this prospectus supplement, which Shares of common stock such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction). The Selling Stockholder may also pledge the Shares of common stock to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged Shares pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).

The Selling Stockholder may also enter into derivative transactions relating to the Shares with third parties, including sales of derivative securities that are not covered by this prospectus supplement in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such derivative securities, the third party purchasers thereof may sell the underlying Shares covered by this prospectus supplement and the applicable prospectus supplement to which such derivative securities relate, including in short-sale transactions. Further, such third party may use Shares (or derivative securities relating to the Shares) pledged by or borrowed from the Selling Stockholder to settle such sales or to close out any related open transactions involving the Shares, and may use Shares received from the Selling Stockholder in settlement of such derivative securities to close out any related open transactions involving the Shares. If such third party would be considered an underwriter in such transactions, such third party will be identified in the applicable prospectus supplement (or a post-effective amendment) as required.

If an underwriter is utilized in the sale of the Shares being offered by this prospectus supplement, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the Shares to the public. In connection with the sale of the Shares, the Selling Stockholder, or the purchasers of the Shares for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the

Shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent.

In addition, the Selling Stockholder may otherwise loan or pledge the Shares to a financial institution or other third party that in turn may sell the Shares short using this prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our Shares or in connection with a concurrent offering of other shares.

In effecting sales, broker-dealers or agents engaged by the Selling Stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholder in amounts to be negotiated immediately prior to the sale. If the Selling Stockholder uses a broker-dealer in the sale of the Shares, the broker-dealer may then resell these Shares to the public at varying prices to be determined by the broker-dealer at the time of resale.

In offering the Shares covered by this prospectus supplement, the Selling Stockholder and any broker-dealers who execute sales for the Selling Stockholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the Shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, it is possible that in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We will make copies of this prospectus supplement and the accompanying prospectus available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. We or the Selling Stockholder may enter into agreements to indemnify any underwriters, broker-dealers and agents that participate in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

At the time a particular offer of the Shares is made, if required, a prospectus supplement will be distributed that will set forth the number of the Shares of common stock being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS

The validity of the issuance of the Shares offered by this prospectus supplement have been passed upon for us by Womble Bond Dickinson LLP of Las Vegas, Nevada.

EXPERTS

The financial statements of Riot Platforms, Inc. as of and for the years ended December 31, 2024, 2023, and the retrospective adjustments to the 2022 financial statements, incorporated by reference in this prospectus supplement, and the effectiveness of Riot Platforms, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement does not contain all of the information included in the registration statement of which it forms a part, including certain exhibits and schedules and those items we incorporate by reference herein. We file annual, quarterly and current reports, along with other information, including the registration statement of which this prospectus supplement forms a part, with the SEC. The filings we make with the SEC are available to the public over the Internet at the SEC’s website at www.sec.gov. Our filings with the SEC are also available on our website at www.riotplatforms.com under the heading “Investor Relations.” The information on this website is not incorporated by reference into, and does not constitute a part of, this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than including them in this prospectus supplement. Information that is incorporated by reference herein is considered to be part of this prospectus supplement, and you should read it with the same care that you read this prospectus supplement. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement, and will be considered to be a part of this prospectus supplement from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement the following:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on February 28, 2025 (“Annual Report”);
●	the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 17, 2025, that are specifically incorporated by reference into our Annual Report;
●	our Current Reports on Form 8-K (excluding any information and exhibits furnished under Item 2.02, Item 7.01 or, as it relates to such items, Item 9.01 thereof) filed with the SEC on January 21, 2025; February 13, 2025; March 24, 2025; and April 17, 2025; and
●	the description of our Common Stock contained in our registration statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act on August 27, 2007, including any amendment or report filed for the purpose of updating that description; and the description of securities filed on February 23, 2024, as Exhibit 4.20 to our Annual Report for the fiscal year ended December 31, 2023, as filed with the SEC on February 23, 2024.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the end of the offering of the common stock under this prospectus supplement, shall also be deemed to be incorporated by reference herein from the date of filing of such documents and reports, and will update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus supplement.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (303) 794-2000 or by writing to us at the following address: Riot Platforms, Inc., Attn: Mr. Colin Yee, EVP & Chief Financial Officer, 3855 Ambrosia Street, Suite 301, Castle Rock, CO 80109.

PROSPECTUS

RIOT PLATFORMS, INC.

Common Stock, No Par Value per Share

Preferred Stock, No Par Value per Share

Warrants

Debt Securities

Units

Riot Platforms, Inc., a Nevada corporation (together with its consolidated subsidiaries, collectively, “Riot Platforms,” “Riot,” the “Company,” “we,” “us,” “our,” or the “Registrant”), or any selling securityholder identified in a future prospectus supplement, may offer and sell the Registrant’s securities identified above from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We refer to our common stock, no par value per share, our preferred stock, no par value per share, as well as warrants to acquire these common stock and/or preferred stock shares, such debt securities as we may authorize from time to time, and units and other derivative securities consisting of, or convertible into, some or all of these securities as our “securities” in this prospectus. We will provide the specific terms of the securities offered for sale in supplements to this prospectus covering such offerings. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. The applicable prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement before you invest.

Our common stock is traded on the Nasdaq Capital Market stock exchange under the symbol “RIOT.”

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers in negotiated transactions or on a continuous or delayed basis; and the securities sold in such offerings may be resold by the securityholders who acquire them. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable fees, commissions, discounts and overallotment options will be set forth in a prospectus supplement. The price to the public of our securities and the net proceeds we and any selling securityholders expect to receive from the sale of such securities will also be set forth in a prospectus supplement. We will not receive any proceeds from the sale of shares of our common stock by the selling securityholders. See the section “Plan of Distribution” beginning on page 13 of this prospectus for further information.

No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and specified terms of the offering of such securities.

Investing in our securities involves a high degree of risk. Before making any investment decision regarding our securities, you should read and carefully consider the risks described in the section “Risk Factors” on page 6 of this prospectus and any applicable prospectus supplement or free-writing prospectus, as well as those disclosed in our most recent Annual Report on Form 10-K as updated, supplemented, and amended by our subsequent disclosures contained in the reports and other filings we make with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference into this prospectus. See the sections “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on pages 16 and 16 of this prospectus, respectively.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 9, 2024.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or related free writing prospectus, or in any post-effective amendment to the registration statement or in any amendment to this prospectus. Neither we nor any selling securityholder has authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. No dealer, salesperson or any other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the offering and the distribution of this prospectus applicable to that jurisdiction.

Unless otherwise indicated, the terms “Riot Platforms,” the “Company,” “we,” “us,” “our” and similar terms refer to Riot Platforms, Inc., a Nevada corporation, and its consolidated subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer”, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration or continuous offering process to register an indeterminate number of our securities for sale by us or one or more selling securityholders identified in a future prospectus supplement from time to time in one or more offerings.

Each time we or any selling securityholders sells securities, pursuant to the registration statement of which this prospectus forms a part, we, such selling securityholder, or parties acting on our behalf, will provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering and the securities being sold in that offering. The applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus.

Before investing in our securities, you should carefully read the entire prospectus, the applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our securities discussed therein under the heading “Risk Factors” and under similar headings in the documents that are incorporated by reference into this prospectus. See the section “Risk Factors” on page 6 of this prospectus.

You should carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Further, the information contained and incorporated by reference in this prospectus speaks only as of the date of this prospectus, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since such date. Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. Please read the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on pages 16 and 16 of this prospectus, respectively.

The registration statement of which this prospectus is a part, including the exhibits to the registration statement and the documents incorporated by reference herein, provides additional information about us and the securities offered pursuant to this prospectus, some of which may include summaries of the documents we incorporate by reference. All of the summaries are qualified in their entirety by the actual documents. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we or the selling securityholders may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements concerning: our plans, strategies and objectives for future operations; new equipment, systems, technologies, services or developments; future economic conditions, performance or outlooks; future political conditions; the outcome of contingencies; potential acquisitions or divestitures; the number and value of Bitcoin rewards and transaction fees we earn from our Bitcoin mining operations; expected cash flows or capital expenditures; our beliefs or expectations; activities, events or developments that we intend, expect, project, believe, or anticipate will or may occur in the future; and assumptions underlying or based upon any of the foregoing. Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions; however, forward-looking statements may be made without such terminology.

These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results and experiences to differ materially from anticipated results and expectations expressed in such forward-looking statements. We caution readers not to rely on any forward-looking statements, which speak only as of the date made. The following are some of the factors we believe could cause our actual results to differ materially from our historical results or our current expectations or projections:

●	our strategic decision to concentrate on Bitcoin mining ties the success of our business to the success of Bitcoin, which is unpredictable and subject to factors largely outside of our control;
●	unique Bitcoin mining industry risks largely outside of our control, including, among others: our need for significant amounts of low-cost and reliable electricity; changes to laws and regulations pertaining to mining, transacting in, or holding Bitcoin; the historical volatility in the demand for, and the price of, Bitcoin; changes in the public perception of Bitcoin; our need for consistent, high-speed, and highly secure Internet connectivity; intense competition for new miners and the necessary infrastructure, personnel, material and components to support industrial-scale Bitcoin mining operations; cybersecurity risks; increased global Bitcoin network hash rate and difficulty; and competition for a fixed supply of Bitcoin rewards;
●	Bitcoin mining revenue is highly variable due to, among other factors, largely unpredictable fluctuations in the price of Bitcoin, which has historically experienced significant price volatility, which significantly impairs our ability to make accurate projections about our business and future contingencies;
●	Bitcoin mining, and our substantial investments in Bitcoin mining infrastructure, is capital-intensive and we may not be able to access the capital we need to compete in our frequently evolving industry;
●	our Bitcoin mining operations are concentrated in large-scale single facilities, and a natural disaster, unforeseen environmental issues, or other significant localized disruptions could severely impact our ability to operate, perhaps for extended periods;
●	disruptions, price increases, scarcity, persistent inflation and macroeconomic downturn could severely impair our operations, development and efforts to raise capital;
●	new regulations, including environmental regulations, could have an adverse effect on our access to power, land, water and other resources necessary for our operations, as well as on public perception of Bitcoin and Bitcoin mining, which could adversely affect our access to capital;
●	factors largely outside of our control could impede our ability to successfully integrate new acquisitions, execute on our expansion developments or carry out our other strategic goals;
●	recent changes in Nevada law could adversely affect the availability of directors’ and officers’ insurance, or make insurance premiums unreasonable, exposing us to additional indemnification risks and potentially impacting our ability to attract and retain key executive talent, which could place us at a disadvantage to competitors not domiciled in Nevada;
●	we could be negatively impacted by a security breach, through cyber-attack, cyber-intrusion, insider threats or otherwise, or other significant disruption of our information technology networks and related systems, despite our efforts to protect against such events;
●	our reputation and ability to do business may be impacted by the improper conduct of our employees, agents or business partners, as well as the actions of third parties engaged in our industry; and
●	the outcome of litigation and other disputes in which we are involved from time to time is unpredictable, and an adverse decision in any such matter could have a material adverse effect on our financial condition, results of operations, cash flows and equity.

Additional details and discussions concerning some of the various risks, factors and uncertainties that could cause future results to differ materially from those expressed or implied in our forward-looking statements are set forth in this prospectus under the heading “Risk Factors” on page 6 of this prospectus, and under Part I, Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K, as updated, supplemented, and amended by our subsequent disclosures contained in the reports and other filings we make with the SEC. For more information on these filings and the other disclosures incorporated by reference into this prospectus, please see the sections herein entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on pages 16 and 16 of this prospectus, respectively. The risks, factors and uncertainties disclosed herein and in our other filings are not exhaustive. Additional risks and uncertainties not known to us or that we currently believe not to be material may adversely impact our business, financial condition, results of operations, cash flows and equity. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Should any risks or uncertainties develop into actual events, these developments could have a material adverse effect on our business, financial condition, results of operations, cash flows and equity.

Accordingly, you should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus speak only as of the date of this prospectus and the forward-looking statements incorporated by reference in this prospectus speak only as of their date and, unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you should consider in making your investment decision. You should carefully read the entire prospectus and the documents incorporated by reference herein, including the risks of investing in our securities discussed under the heading “Risk Factors” in this prospectus, and those contained under Part I, Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K, as updated, supplemented, and amended by our subsequent disclosures contained in the reports and other filings we make with the SEC, which are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part.

ABOUT RIOT PLATFORMS

We are a vertically-integrated Bitcoin mining company principally engaged in enhancing our capabilities to mine Bitcoin in support of the Bitcoin blockchain. We also provide comprehensive and critical infrastructure for institutional-scale Bitcoin mining at our large-scale Bitcoin mining facilities in Rockdale, Texas (the “Rockdale Facility”) and Navarro County, Texas (the “Corsicana Facility”). Currently, the Rockdale Facility has 700 megawatts (“MW”) in total developed capacity for our own Bitcoin mining. Our Rockdale Facility is believed to be the largest single Bitcoin mining facility in North America, as measured by developed capacity, and we are currently evaluating further growing its capacity. Additionally, we are developing the Corsicana Facility, our second large-scale Bitcoin mining facility, which, upon completion, is expected to have approximately one gigawatt of capacity available for Bitcoin mining, with 200 MW of additional electrical capacity available for development, at the Company’s discretion.

We operate in an environment and industry which frequently evolves based on the proliferation and uptake of Bitcoin. A significant component of our strategy is to effectively and efficiently allocate capital among opportunities that we believe will generate the highest return on our investment.

We operate in two reportable business segments: our Bitcoin mining operations for our own account (“Bitcoin Mining”); and electrical transmission and distribution design, manufacturing, servicing and engineering operations for power intensive projects (“Engineering”).

Bitcoin Mining

Our current focus is on our Bitcoin Mining operations, and during the six-months ended June 30, 2024, we continued to deploy miners at our Rockdale Facility and continued development activities at the Corsicana Facility, with the objective of increasing our operational efficiency and performance. Due to our institutional-grade scale, we typically express our hash rate in terms of exahashes per second (“EH/s”), with one EH/s representing one quintillion (1,000,000,000,000,000,000) secure hashing algorithm calculations per second.

As of June 30, 2024, the Company had a total deployed hash rate capacity of 22.0 EH/s in its Bitcoin Mining operations at the Rockdale and Corsicana Facilities. Based on our existing operations and expected deliveries and deployment of miners we have purchased; we anticipate having approximately 36.3 EH/s of total hash rate in operation by the end of 2024. As of June 23, 2023, we entered into a master purchase and sale agreement (the “Master Agreement”) with MicroBT, a leading manufacturer of Bitcoin miners, pursuant to which we executed a purchase order to acquire U.S.-manufactured miners with a total hash rate of 25.6 EH/s. Delivery of these miners to the Corsicana Facility, where they will be deployed in immersion cooling systems, began in 2023, and all miners under these purchase orders are expected to be received and deployed by mid-2025. During the six-months ended June 30, 2024, we entered into an additional purchase order with MicroBT under the Master Agreement to acquire 31,500 air-cooled miners with a total hash rate of 5.9 EH/s. This purchase order is in addition to existing purchase options under the Master Agreement. Delivery of these miners occurred in the second quarter of 2024.

The Master Agreement also provides the Company with an option to purchase additional miners with a total hash rate of approximately 75 EH/s, on the same terms as the initial order.

Engineering

Our Engineering business segment designs and manufactures power distribution equipment and custom engineered electrical products that provide us with the ability to vertically integrate many of the critical electrical components and engineering services necessary for our Corsicana Facility development and Rockdale Facility expansion and to reduce our execution and counter-party risk in ongoing and future expansion projects. Engineering and other specialized talent employed in our Engineering business segment also allow us to continue to explore new methods to optimize and develop a best-in-class Bitcoin mining operation and has been instrumental in the development of our industrial-scale immersion-cooled Bitcoin mining hardware.

Our Engineering business segment also provides electricity distribution product design, manufacturing, and installation services primarily focused on large-scale commercial and governmental customers and serves a broad scope of clients across a wide range of markets including data center, power generation, utility, water, industrial, and alternative energy. Products are custom built to client and industry specifications. Additionally, we utilize an in-house field service and repair department.

Block Mining Acquisition

In July 2024, we acquired Block Mining Inc. (“Block”), a Kentucky-based vertically-integrated Bitcoin miner for an aggregate purchase price at closing of $92.5 million (the “Acquisition”), consisting of approximately $18.5 million in cash and 7,240,623 shares of Riot’s common stock, no par value per share, issuable to the sellers in connection with closing, at $10.22 per share (calculated based on the twenty-trading-day volume-weighted average price (“VWAP”) of the shares as of July 18, 2024). Following closing, the sellers may also be entitled to receive a maximum of $32.5 million in additional earn-out payments in connection with the Acquisition, subject to the satisfaction of certain milestones related to executing the additional power purchase agreements to add additional power capacity for Bitcoin mining in Kentucky for the 2024 and 2025 calendar years. Such earn-out payments may be payable in the form of cash, shares, or a mixture of cash and shares, at the sellers’ election, with the number of shares to be issued (if any) calculated based on the twenty-trading-day VWAP of the shares as of the date such earn-out payments are determined.

The issuance of shares in connection with the Acquisition will be made in accordance with the terms and subject to the conditions set forth in the Acquisition agreement and in reliance on the private offering exemption of Section 4(a)(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder. The issuance and sale of the shares is not being conducted in connection with a public offering, and no public solicitation or advertisement will be made or relied upon in connection with the issuance of the shares.

The Corsicana Facility

In 2022, we initiated development of a second large-scale Bitcoin mining facility on a 265-acre site in Navarro County, Texas outside of Corsicana, Texas. Once complete, we expect the Corsicana Facility to have 1.0 gigawatts of developed capacity for its Bitcoin Mining operations, with 200 MW of additional capacity available for development, at the Company’s discretion. The initial phase of development of the Corsicana Facility involves the construction of 400 MW of immersion-cooled Bitcoin Mining infrastructure, including a high-voltage power substation and electrical and water transmission facilities to supply power and water to the facility. Operations of this initial phase of the development commenced in April 2024, following energization of the substation. As of June 30, 2024, the first 100 MW building, Building A1, was complete and the second 100 MW building, Building A2, was nearing completion with nearly all immersion tanks and miners in the building being operational. Development for the third building, Building B1, continued on schedule with the building structure being fully erect and concrete slab pouring in progress. Installation of immersion tanks in Building B1 has begun and is continuing into the third quarter.

The Rockdale Facility

Whinstone US, Inc., our wholly owned subsidiary, owns and operates the Rockdale Facility, a Bitcoin mining facility located in Rockdale, Texas, which is among the largest in North America. The Rockdale Facility provides us with a self-owned facility where we deploy our Bitcoin miners and carry out strategic expansion initiatives.

The Rockdale Facility originally consisted of three purpose-built Bitcoin mining structures, totaling approximately 190,000 square feet of finished space and 300 MW of fully developed electrical power capacity for Bitcoin mining. As of the date of this prospectus, we have finalized our expansion and added approximately 400 MW to the Rockdale Facility, bringing its total developed capacity to 700 MW of electrical power. Such electrical power is supplied to the Rockdale Facility pursuant to a long-term power supply agreement. The Rockdale Facility is subject to a long-term ground lease agreement with an initial term of ten years, followed by three ten-year renewal periods at our option, unless terminated earlier.

We believe deploying our miners at the expanded Rockdale Facility has many advantages for our mining operations, including allowing us to operate our miners without incurring third-party co-location services fees and to do so at the fixed low energy costs available to the Rockdale Facility under its long-term power supply agreement.

The Kentucky Facilities

Block, our wholly owned subsidiary, maintains two operational sites, both in Kentucky, totaling 60 MW of operational capacity with potential to expand up to 155 MW. Of the existing and operational 60 MW, 23 MW are currently being used for self-mining, 19 MW are vacant and available for immediate miner deployment, and 18 MW are contracted by Bitcoin mining tenants under hosting agreements. Approximately 8 MW of the 18 MW contracted under hosting agreements have change of control provisions and will be available for self-mining by Riot in 60-90 days. Riot intends to expand Block’s two sites, targeting 110 MW for self-mining operations by the end of 2024.

Additionally, Block owns a greenfield expansion opportunity also in Kentucky and adjacent to an existing substation, presenting an opportunity to develop 60 MW and with potential to expand to 150 MW. Block’s sites are serviced by various power companies including the Tennessee Valley Authority (“TVA”) and Big Rivers Electric Corporation in the Midcontinent Independent System Operator (“MISO”) region. MISO facilitates one of the world’s largest energy markets and offers four demand response programs allowing users to employ a sophisticated power strategy. We can expand Block’s operating capacity up to 110 MW under existing agreements and Block has identified a pipeline that could bring operations in Kentucky to an aggregate of over 300 MW across three sites, subject to executing requisite power purchase agreements.

Corporate Information

Our principal executive offices are located at 3855 Ambrosia Street, Suite 301, Castle Rock, CO 80109, and our telephone number is (303) 794-2000. Our website address is www.riotplatforms.com. The information contained on, or accessible through, our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described under Part I, Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K, as well as those which may be disclosed in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the other filings we make with the SEC, which are incorporated by reference into this prospectus. For more information regarding the incorporation of information herein by reference, please see the section of this prospectus entitled “Incorporation of Certain Documents by Reference” on page 16 of this prospectus.

The risks, uncertainties and other factors discussed in the foregoing filings are not exhaustive. Additional risks and uncertainties not known to us or that we currently believe not to be material may adversely impact our business, financial condition, results of operations, cash flows and equity. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from our expectations. Should any of these risks or uncertainties develop into actual events, they could have a material adverse effect on our business, financial condition, results of operations, cash flows and equity. For more information about the filings we make with the SEC, please see the section entitled “Where You Can Find More Information” on page 15 of this prospectus.

DESCRIPTION OF SECURITIES TO BE REGISTERED

We may issue from time to time, in one or more offerings pursuant to future prospectus supplements setting forth the specific terms and conditions of such offerings, the securities being registered under the registration statement of which this prospectus forms a part, including: shares of our common stock, no par value per share; shares of our preferred stock, no par value per share; warrants to acquire shares of our common stock and/or preferred stock; debt securities, which may be senior or subordinated, and which may be convertible into our common stock or be non-convertible; and units consisting of some or all of these securities, in any combination and any amount, which may be issued together with such securities or separately as derivative securities, subject to vesting, payment and conversion.

In addition, any selling securityholders identified in a future prospectus supplement may offer and sell from time to time, in one or more offerings, shares of our securities which they hold, as described in the applicable future prospectus supplement.

We or any selling securityholders identified in a future prospectus supplement will, in accordance with Rule 430B under the Securities Act, set forth in the applicable prospectus supplement and/or free writing prospectus a description of the common stock, preferred stock, warrants, debt securities or units thereof covered by this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us or the selling securityholders, as applicable, will be contained in the applicable prospectus supplement relating to such offer, including the applicable securities purchase agreement and other offering material relating to such securities as will be included as an exhibit to or incorporated by reference in such future prospectus supplements or free writing prospectuses.

DESCRIPTION OF CAPITAL STOCK

The following description of the securities to be registered under the registration statement of which this prospectus forms a part is not complete and may not contain all the information you should consider before investing in the shares of our common stock offered pursuant to this prospectus. This description is summarized from, and qualified in its entirety by reference to, our Articles of Incorporation, as amended, our Bylaws, as amended, and the certificates of designation related to our designated preferred stock, which have been filed with the SEC, as well as the applicable provisions of the Nevada Revised Statutes Chapter 78 and the associated provisions of the Nevada Administrative Code. See the sections “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on pages 16 and 16 of this prospectus, respectively.

Authorized Shares of Capital Stock

Our authorized capital stock consists of: (i) 680,000,000 shares of common stock, no par value per share; and (ii) 15,000,000 shares of “blank check” preferred stock, no par value per share, including (a) 2,000,000 shares of preferred stock designated as “2% Series A Convertible Preferred Stock” and (b) 1,750,001 shares of preferred stock designated as “0% Series B Convertible Preferred Stock.” As of July 29, 2024, there were 303,524,067 shares of our common stock, no par value per share, outstanding, no shares of our 2% Series A Convertible Preferred Stock outstanding, and no shares of our 0% Series B Convertible Preferred Stock outstanding.

Common Stock

Listing. Shares of our common stock are listed on the Nasdaq Capital Market under the trading symbol “RIOT”.

Voting Rights. Holders of shares of our common stock are entitled to one vote for each share of common stock standing in such stockholder’s name on the records of the Company on all matters submitted to a stockholder vote, with no cumulative voting rights. Except as otherwise provided in our Articles of Incorporation, Bylaws, the rules of any stock exchange applicable to us, applicable provisions of the Nevada Revised Statutes, or any other applicable law or regulations, matters submitted to a stockholder vote require the affirmative vote of the holders of a majority of the shares of our capital stock present and voting (excluding abstentions) at the applicable stockholders’ meeting to be approved. See the section entitled “Structure of Board of Directors; Director Elections and Terms of Office” under “Corporate Governance” on page 8 for further details regarding the voting rights of our common stock.

Conversion and Redemption Rights. Shares of our common stock have no conversionary rights and are not subject to any rights of redemption by operation of a sinking fund or otherwise.

Dividend Rights. Subject to any preferential rights of holders of our preferred stock, if any, or any restrictions on the payments of dividends imposed under the terms of our indebtedness, if any, holders of our common stock shall be entitled to receive their pro rata shares of such dividends as may be declared from time to time by our board of directors, in its discretion, from legally available funds, based upon such holders’ proportionate ownership of the shares of our capital stock outstanding at the time such dividends are declared.

Liquidation Rights. Subject to any preferential rights of holders of our preferred stock, if any, in the event of a liquidation, dissolution or winding up of the Company, holders of our common stock shall be entitled to participate pro rata in all assets of the Company that remain after payment of the Company’s liabilities, including satisfaction of all indebtedness of the Company then outstanding, based upon such holders’ proportionate ownership of the shares of our capital stock then outstanding.

Preemptive Rights. Shares of our common stock have no preemptive rights to purchase or subscribe for any of our capital stock or other securities. Thus, if additional shares of our common stock are issued, the current holders of our common stock will own a proportionately smaller interest in a larger number of outstanding shares of common stock to the extent that they do not participate in the additional issuance.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Equiniti Trust Corporation.

Preferred Stock

We are authorized to issue up to 15,000,000 shares of “blank check” preferred stock, no par value per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the Nasdaq Capital Market or any other securities exchange or market on which our stock is then listed or admitted to trading.

As of the date of this prospectus, we have designated 2,000,000 shares of preferred stock as “2% Series A Convertible Preferred Stock” and 1,750,001 shares of preferred stock as “0% Series B Convertible Preferred Stock.”

Voting Rights. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock.

As described more completely in the related certificate of designation, holders of shares of our 2% Series A Convertible Preferred Stock are entitled to vote on matters submitted to our stockholders for consideration based on the number of shares of our common stock underlying each share of our 2% Series A Convertible Preferred Stock held as of the record date for the applicable stockholder meeting.

Holders of shares of our 0% Series B Convertible Preferred Stock are not entitled to vote on matters submitted to our stockholders prior to the conversion of their shares into shares of our common stock.

Conversion Rights. Subject to certain beneficial ownership limitations described in the applicable certificate of designation and under applicable rules of the Nasdaq Capital Market and the Nevada Revised Statutes, shares of our preferred stock are convertible into shares of our common stock based on the conversion calculation stated in such series of preferred stock’s certificate of designation.

Dividend, Liquidation, Redemption, and Other Preferential Rights. The rights of holders of shares of our common stock are subject to, and may be adversely affected by, the rights of the holders of any shares of our preferred stock that may be issued in the future. Our board of directors may authorize the issuance of preferred stock with dividend, liquidation, redemption, conversion, or other preferential rights that could adversely affect the relative voting power and market price of shares of our common stock. Further, the issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company, and may adversely affect the market price of shares of our common stock.

Each holder of our 2% Series A Convertible Preferred Stock and our 0% Series B Convertible Preferred Stock shall be entitled to receive dividends on such shares on an “as converted” basis, which shall be payable, subject to applicable beneficial ownership limitations set forth in their certificate of designation, in shares of common stock or cash on their stated value, and holders of our 2% Series A Convertible Preferred Stock are entitled to receive such dividends at the cumulative dividend rate of two percent (2%) per year. Shares of our 0% Series B Convertible Preferred Stock have preferential rights ahead of all other shares of our capital stock with respect to dividends, distributions, redemptions, and payments upon the liquidation, dissolution and winding-up of the Company, other than shares of our 2% Series A Convertible Preferred Stock, which have the first priority of such preferential rights.

Corporate Governance

Number of Directors; Filling Vacancies; Removal. Our Articles of Incorporation and Bylaws provide that our business and affairs are managed by our board of directors. Our Bylaws provide that the board of directors consists of such number of directors as is determined by a resolution adopted by the board of directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. In addition, our Bylaws provide that any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled solely by the affirmative vote of a majority of the remaining directors then in office and entitled to vote, even though that may be less than a quorum of the board of directors.

Director Elections and Terms of Office. Our Bylaws provide for election of nominees to our board of directors by plurality vote of our stockholders present and entitled to vote at a meeting of our stockholders called for the purpose of electing nominees to serve on our board of directors. Therefore, those nominees for our board of directors receiving the most affirmative votes at a given stockholders’ meeting shall be elected as directors for the applicable term. Once elected, directors serve until the end of the term of office and their successor has been duly qualified to serve and elected by our stockholders, or his or her earlier death, resignation or removal.

Classified Board of Directors. Our Bylaws provide for a classified board of directors consisting of three classes of directors serving staggered three-year terms, and each year our stockholders elect one class of our directors. We believe that a classified board structure facilitates continuity and stability of leadership and policy by helping ensure that, at any given time, a majority of our directors have prior experience as directors of our Company and are familiar with our business and operations. In our view, this permits more effective long-term planning and helps create long-term value for our stockholders. The classified board structure, however, could prevent a party who acquires control of a majority of our outstanding voting stock from obtaining control of our board of directors until the second annual stockholders’ meeting following the date that party obtains control of a majority of our voting stock. The classified board structure may discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of us, as the structure makes it more difficult for a stockholder to replace a majority of our directors.

Quorum for Conducting Business. Our Bylaws provide that, to conduct business at a meeting of our stockholders, holders of shares representing at least one-third of the issued and outstanding shares of our capital stock entitled to vote at such meeting, whether represented in person or by proxy, must be present to establish a quorum.

Exclusive Forum. Article X of our Bylaws, provides that, to the fullest extent permitted by law, and unless we consent in writing to the selection of an alternative forum, (i) a state court located within the State of Nevada shall be the sole and exclusive forum for: (a) any derivative action, suit or proceeding brought on behalf of the Company; (b) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (c) any action, suit or proceeding arising pursuant to any provision of the Nevada Revised Statutes or the Company’s Articles of Incorporation or Bylaws (as either may be amended from time to time); or (d) any action, suit or proceeding asserting a claim against the Company or any director, officer or other employee of the Company governed by the internal affairs doctrine; and (ii) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. Any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to this forum selection clause.

By its terms, the forum selection clause in our Bylaws applies to the foregoing claims to the fullest extent permitted by law. We believe the choice-of-forum provision in our Bylaws will help provide for the orderly, efficient, and cost-effective resolution of legal issues affecting us by designating courts located in the State of Nevada as the exclusive forum for cases involving such issues. However, this provision may limit a stockholder’s ability to bring a claim in a judicial forum that it believes to be favorable for disputes with us or our directors, officers, employees, or agents, which may discourage such actions against us and our directors, officers, employees, and agents.

Nevada Anti-Takeover Statutes. Certain provisions of Nevada law described below may make us a less attractive candidate for acquisition, which may adversely impact the value of the shares of our capital stock held by our stockholders. We have not opted out of these provisions in our Articles of Incorporation or Bylaws, as permitted under the Nevada Revised Statutes.

Business Combinations

Nevada Revised Statutes Sections 78.411 through 78.444 (the “Nevada Combination with Interested Stockholders Statute”) generally prohibit “combinations” including mergers, consolidations, sales and leases of assets, issuances of securities and similar transactions by a Nevada corporation having a requisite number of stockholders of record (of which we are one) with any person who beneficially owns (or any affiliate or associate of the Company who within the previous two years owned), directly or indirectly, 10% or more of the voting power of the outstanding voting shares of the Company (an “interested stockholder”), within two years after such person first became an interested stockholder unless (i) the board of directors of the Company approved the combination or transaction by which the person first became an interested stockholder before the person first became an interested stockholder or (ii) the board of directors of the Company has approved the combination in question and, at or after that time, such combination is approved at an annual or special meeting of the stockholders of the target corporation, and not by written consent, by the affirmative vote of holders of stock representing at least 60% of the outstanding voting power of the target corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder. The Nevada Combination with Interested Stockholders Statute does not apply to combinations with an interested stockholder after the expiration of four years from when the person first became an interested stockholder.

Control Shares

Nevada Revised Statutes Sections 78.378 to 78.3793 (the “Nevada Control Share Statute”), to the extent applicable, could impede certain control transactions wherein an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other stockholders at a meeting. With certain exceptions, an acquiring person is one who newly acquires or offers to newly acquire (including in multiple transactions over time, such as in a “creeping acquisition”) a “controlling interest” in the corporation, defined as (i) one-fifth but less than one-third; (ii) one-third but less than a majority; or (iii) a majority of voting power of the corporation in the election of directors. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The Nevada Control Share Statute covers not only the acquiring person but also any persons acting in association with the acquiring person.

The Nevada Control Share Statute applies to any corporation domiciled in Nevada that has 200 or more stockholders of record, at least 100 of whom have had addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding such date; and that does business in Nevada directly or through an affiliated corporation. We do not currently have 100 stockholders of record domiciled in Nevada and we do not conduct business, directly or indirectly, in Nevada. However, because we have not elected out of the application of the Nevada Control Share Statute in our Articles of Incorporation or Bylaws, as permitted by Nevada law, the Nevada Control Share Statute could apply to us in the future if we met the foregoing conditions to its applicability.

Dividend Policy. We have not historically declared or paid any cash dividends on our common stock, and, as of the date of this prospectus, we do not have current plans to declare any cash dividends in the near future. Any future determination to pay dividends will be at the discretion of our board of directors.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of our warrants that we may issue from time to time. While the terms we have summarized below will apply generally to any future warrants we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any warrants offered through such prospectus supplement or free writing prospectus in accordance with Rule 430B under the Securities Act. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

We may issue warrants for the purchase of shares of our capital stock independently or together with any other security being registered under the registration statement of which this prospectus forms a part and as units attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. The warrant agreement, together with the terms of the warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

The applicable prospectus supplement will contain the title of the warrants offered pursuant to such prospectus supplement; and the description of the terms of the offering of the warrants, the initial offering price and the net proceeds to us or the selling securityholders, as applicable, will be set forth in the prospectus supplement, and other offering material attached as an exhibit to or incorporated by reference therein, relating to such offer.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities that we may issue from time to time. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through such prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we are also referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in a senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in a subordinated indenture. Forms of these documents will be filed as exhibits to a current report on Form 8-K following their adoption and approval by our board of directors, and will be incorporated by reference into the registration statement of which this prospectus is a part. Any supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. This summary of the debt securities is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

In a future prospectus supplement relating to a future offering of our debt securities, we will set forth the specific details of the offering of such debt securities, including, without limitation: (i) the conversion, redemption or exchange rights; (ii)  any restrictions on our ability to enter into certain specified transactions, such as mergers, acquisitions, or sales; (iii) the events of default under the indenture; (iv) any restrictions on our ability to modify or amend the indenture; (v) the seniority and priority of the debt securities to be offered in relation to any other of our obligations as of the time of the offering; (vi) the form of the debt security instrument, as well as any rights regarding or restrictions on the exchange or transfer of such debt securities; (vii) certain information regarding the obligations and standard of care of the trustee appointed to oversee such debt securities; (viii) the terms and conditions of any payments to agents and of any paying agents with respect to such offering; and (ix) the governing law applicable to such debt securities.

DESCRIPTION OF UNITS

This section describes the general terms and provisions of units consisting of shares of common stock, shares of preferred stock, warrants, debt securities or any combination of such securities that we may issue from time to time. While the terms we have summarized below will apply generally to any future units we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any units offered through such prospectus supplement or free writing prospectus in accordance with Rule 430B under the Securities Act. The terms of any units we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

We may issue units consisting of one or more of our securities being registered under the registration statement of which this prospectus forms a part, independently or together with any other security being registered, and as may be attached to or separate from any offered securities. The description of the terms of the offering of the units, the rights and obligations of the unitholders purchasing units in such offering, the tax attributes of the units, the initial offering price of the units and the net proceeds to us or the selling securityholders, as applicable, as well as such other information as we may be required to disclose in such prospectus supplement in accordance with Rule 430B under the Securities Act, will be set forth in the prospectus supplement relating to such offer, including the applicable unit agreement and the other offering material attached as an exhibit to or incorporated by reference into the applicable prospectus supplement.

SELLING SECURITYHOLDERS

This prospectus also relates to the possible resale by certain of our securityholders, whom we refer to in this prospectus as the “selling securityholders,” of shares of common stock. Information about any selling securityholders, where applicable, including their identities and the number of shares of common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment, in a free writing prospectus or in filings we make with the SEC under the Exchange Act that are incorporated by reference. The selling securityholders shall not sell any shares of our common stock pursuant to this prospectus until we have identified such selling securityholders and the shares being offered for resale by such selling securityholders. However, the selling securityholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include, among other things, additions to working capital, repayment of corporate obligations, capital expenditures and acquisitions, investment in existing and future projects, and repurchases and redemptions of our securities. Our management team will retain broad discretion in the allocation of the net proceeds from the sale of our securities. Net proceeds may be temporarily invested prior to use. We may include a more detailed description of the use of proceeds of any specific offering of securities in the prospectus supplement related to the offering.

We will not receive any proceeds from the sale of shares of our common stock by any selling securityholders in connection with any reoffers and sales of our securities by the selling securityholders identified in a future prospectus supplement or free writing prospectus, as applicable.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell our securities from time to time in one or more transactions. We or the selling securityholders may sell our securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue common stock as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase our securities and reoffer them to the public. We or the selling securityholders may also offer and sell, or agree to deliver, our securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we or the selling securityholders designate may solicit offers to purchase our securities, and, in which case:

●	We or the selling securityholders will name any agent involved in offering or selling our securities and will disclose any commissions that we will pay to the sales agent, in the applicable prospectus supplement.
●	Unless we or the selling securityholders indicate otherwise in the applicable prospectus supplement, agents will act on a best-efforts basis for the period of their appointment.
●	Agents may be deemed to be underwriters under the Securities Act, of any of our securities that they offer or sell.
●	We or the selling securityholders may use an underwriter or underwriters in the offer or sale of our securities.
●	If we or the selling securityholders use an underwriter or underwriters, we or the selling securityholders will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.
●	We or the selling securityholders will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.
●	The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell our securities.

We or the selling securityholders may use a dealer to sell our securities. In such event, the following shall apply:

●	If we or the selling securityholders use a dealer, we will sell our securities to the dealer, as principal.
●	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.
●	We or the selling securityholders will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We or the selling securityholders may directly solicit offers to purchase our securities, and we or the selling securityholders may directly sell our securities to institutional or other investors. We or the selling securityholders will describe the terms of direct sales in the applicable prospectus supplement.

We or the selling securityholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act. We or the selling securityholders may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates or the selling securityholders, in the ordinary course of business.

We or the selling securityholders may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts. In such event, the following shall occur:

●	If we or the selling securityholders use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we or the selling securityholders will demand payment and when delivery of our securities will be made under the delayed delivery contracts.
●	These delayed delivery contracts will be subject only to the conditions that we or the selling securityholders describe in the prospectus supplement.
●	We or the selling securityholders will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Any underwriter, agent or dealer that is a Financial Industry Regulatory Authority member is not permitted to sell our securities in an offering to accounts over which it exercises discretionary authority without the prior specific written approval of its customer. Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of our securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities. If the underwriters create a short position in our securities in connection with the offering (i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the underwriters may reduce that short position by purchasing our securities in the open market or as otherwise provided in the applicable prospectus supplement. The underwriters also may impose a penalty bid, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of our securities to the extent that it were to discourage resales of our securities. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We or the selling securityholders may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices. The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

Selling securityholders may use this prospectus in connection with resales of securities they hold as described in the applicable prospectus supplement, in a post-effective amendment, in a free writing prospectus or in filings we make with the SEC under the Exchange Act that are to be incorporated by reference. Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

LEGAL MATTERS

Unless otherwise specified in an applicable prospectus supplement, the validity of the issuance of the securities offered by means of this prospectus will be passed upon for us by Lewis Roca Rothgerber Christie LLP, Las Vegas, Nevada. If certain legal matters in connection with an offering of the securities covered by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters, if any, of such offering, that counsel will be named in the related prospectus supplement for such offering.

EXPERTS

The consolidated financial statements of Riot Platforms, Inc. as of and for the year ended December 31, 2023, as amended in Riot Platforms, Inc.’s Current Report on Form 8-K filed on August 9, 2024, and the retrospective adjustments to the 2022 financial statements, in each case, incorporated by reference in this prospectus, and the effectiveness of Riot Platforms, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Riot Platforms, Inc. as of December 31, 2022, and for each of the two years in the period ended December 31, 2022, have been audited by Marcum LLP (“Marcum”), independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements of the Company are incorporated in this prospectus by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing. Marcum was dismissed as auditors on May 18, 2023, and accordingly, have not performed any audit or review procedures with respect to any financial statements for the periods after the date of their dismissal.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not contain all of the information included in the registration statement of which it forms a part, including certain exhibits and schedules and those items we incorporate by reference herein. We file annual, quarterly and current reports, proxy and information statements, along with other information, including the registration statement of which this prospectus forms a part, with the SEC. The filings we make with the SEC are available to the public over the Internet at the SEC’s website at www.sec.gov. Our filings with the SEC are also available on our website at www.riotplatforms.com under the heading “Investor Relations.” The information on this website is not incorporated by reference into, and does not constitute a part of, this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference herein is considered to be part of this prospectus, and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus the following:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 23, 2024 (“Annual Report”);
●	the portions of our Proxy Statement on Schedule 14A filed with the SEC on April 29, 2024, that are specifically incorporated by reference into our Annual Report;
●	our Quarterly Reports on Form 10-Q for the period ended March 31, 2024, as filed with the SEC on May 1, 2024, and for the period ended June 30, 2024, as filed with the SEC on July 31, 2024;
●	our Current Reports on Form 8-K (excluding any information and exhibits furnished under Item 2.02, Item 7.01 or, as it relates to such items, Item 9.01 thereof) filed with the SEC on February 26, 2024, February 27, 2024, May 28, 2024, June 6, 2024, June 18, 2024, June 24, 2024, July 23, 2024, and August 9, 2024; and
●	the description of our common stock contained in our registration statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act on August 27, 2007, including any amendment or report filed for the purpose of updating that description; and the description of securities filed on February 23, 2024, as Exhibit 4.20 to our Annual Report.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the end of the offering under this prospectus, shall also be deemed to be incorporated by reference herein from the date of filing of such documents and reports, and will update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (303) 794-2000 or by writing to us at the following address: Riot Platforms, Inc., Attn: Mr. Colin Yee, EVP & Chief Financial Officer, 3855 Ambrosia Street, Suite 301, Castle Rock, CO 80109.

PROSPECTUS SUPPLEMENT

RIOT PLATFORMS, INC.

8,200,000 Shares of Common Stock, No Par Value per Share

OFFERED BY THE SELLING STOCKHOLDER

April 24, 2025